EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated June 10, 2005, relating to the consolidated financial statements and schedule of Chindex International, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 2005.

      We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                          /s/ BDO Seidman, LLP

Bethesda, Maryland
September 30, 2005